UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

SPIRIT REALTY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Drive, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Recent Developments

Proposed Spin-Off

On August 3, 2017, Spirit Realty Capital, Inc. (the “Company”) announced a plan to spin off almost all of the properties that it leases to Specialty Retail Shops Holding Corp. and certain of its affiliates (collectively, “Shopko”), the assets that collateralize Master Trust 2014, part of its asset-backed securitization program (“Master Trust 2014”), as well as certain other assets, into an independent, publicly traded entity (“SpinCo”). Pursuant to the plan, if the spin-off is completed, the Company’s stockholders would receive a distribution of stock issued by SpinCo. The Company expects SpinCo to elect to be treated and qualify for taxation as a REIT for U.S. federal income tax purposes.

The completion of the spin-off will be subject to various conditions, including declaration by the Securities and Exchange Commission (the “SEC”) of effectiveness of a registration statement on Form 10 filed by SpinCo with the SEC, customary third-party consents, and final approval and declaration of the distribution to the Company’s stockholders of SpinCo stock by the Company’s board of directors. Such conditions and other unforeseen developments, including in the debt or equity markets or general market conditions, could delay or prevent the spin-off or cause the spin-off to occur on terms or conditions that are less favorable and/or different than those described herein.

Under the Company’s current planning, if the spin-off is completed, the Company expects it would own over 1,500 properties, with a gross real estate investment of $5.2 billion to $5.4 billion. Gross real estate investment represents the gross acquisition cost, including the contractual purchase price and related capitalized transaction costs, plus improvements, less impairment charges, of an asset. Additionally, the Company currently expects it would have approximately $380.0 million to $395.0 million in annualized contractual rent following the completion of the spin-off, with no tenant contributing more than 5% of total annualized contractual rent. Annualized contractual rent represents (a)(i) the monthly contractual cash rent and earned income from direct financing leases, excluding percentage rents, from owned properties recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period, less (ii) any rent reserved for, multiplied (b) by 12. Under the Company’s current planning, it anticipates SpinCo would own over 915 properties, with a gross real estate investment of $2.7 billion to $2.9 billion. Additionally, the Company expects SpinCo would have approximately $220.0 million to $235 million in annualized contractual rent. As of June 30, 2017, the assets included in Master Trust 2014 secured $1,347.5 million of indebtedness and bore interest at a weighted average interest rate of 5.1% per annum. The Company expects the entire amount of this indebtedness would be transferred to SpinCo, and it is currently exploring issuing additional indebtedness in Master Trust 2014 prior to the spin-off, that would ultimately increase SpinCo’s leverage, with the net cash proceeds from any such incremental debt issuance by Master Trust 2014 to remain with the Company. The Company is also currently exploring contributing additional assets to SpinCo that would be subject to mortgage debt. The identity of these assets and the amount of the mortgages that would encumber them has not yet been finally determined. While the number of properties, gross real estate investment and annualized contractual rents set forth above represent the Company’s current estimates, the number of properties that would be included in SpinCo and their related gross real estate investment and annualized contractual rent could change significantly. Moreover, gross real estate investment does not represent fair market value, and the Company expects that the fair market value of the assets that would be included in SpinCo could exceed the Company’s historical gross real estate investment in them. The Company expects the majority of the board of directors of SpinCo would be independent and that there would be shared service, asset management and strategic alliance agreements between the Company and SpinCo on terms to be determined.

Shopko Concentration and Retail Industry Challenges

As of June 30, 2017, Shopko represents the Company’s most significant tenant. Currently, the Company leases 105 properties to Shopko, pursuant to three master leases (relating to 4, 36 and 63 properties, respectively) and two single site leases, under which it receives approximately $4.1 million in contractual rent per month. The Company reduced its Shopko tenant concentration to 7.9% at June 30, 2017 compared to 9.1% of at June 30, 2016 (based on contractual rent). During the six months ended June 30, 2017, the Company sold eight Shopko properties for $46.5 million in gross proceeds as it continues to pursue its objective of reducing its exposure to Shopko.

As a result of the significant number of properties leased to Shopko, the Company’s results of operations and financial condition are significantly impacted by Shopko’s performance under its leases. Shopko operates as a multi-department general merchandise retailer and retail health services provider primarily in mid-size and large communities in the Midwest, Pacific Northwest, North Central and Western Mountain states. Based on the Company’s monitoring of Shopko’s financial information and recent liquidity events and other challenges, including bankruptcies, impacting the retail industry generally relative to recent years, the Company continues to be concerned about Shopko’s ongoing ability to meet its obligations to it under its leases. Although Shopko is current on all of its obligations to the Company under its lease arrangements with the Company as of September 25, 2017, the Company can give no assurance that this will continue to be the case, particularly if Shopko (not just the stores subject to leases with it) experiences a further decline in its business, financial condition and results of operations or loses access to liquidity. If such events were to occur, Shopko may request discounts or deferrals on the rents it pays to the Company, seek to terminate its master leases with the Company or close certain of its stores, or file for bankruptcy, all of which could significantly decrease the amount of revenue the Company receives from it.

Stock Repurchase

During the period July 1, 2017 to September 25, 2017, the Company repurchased 2,482,750 shares of its common stock in open market transactions under its stock repurchase program, at an average price of $8.75 per share. As of September 25, 2017, the Company remained authorized to repurchase up to approximately $228.2 million of shares of its common stock under its stock repurchase program. Fees associated with the share repurchase of $49,651 will be included in retained earnings.

Forward-Looking and Cautionary Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, including the risks discussed in the Company’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date September 26, 2017

Spirit Realty Capital, Inc.

By:	/s/ JAY YOUNG
Jay Young
Executive Vice President, General Counsel and Secretary